As filed with the Securities and Exchange Commission on June 18, 2001
                           Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                    SBE, INC.
             (Exact name of registrant as specified in its charter)
                             ----------------------

            Delaware                                   94-1517641
     -----------------------           ------------------------------------
     (State of Incorporation)          (I.R.S. Employer Identification No.)


                             4550 NORRIS CANYON ROAD
                               SAN RAMON, CA 94583
                    (Address of principal executive offices)


                             1996 STOCK OPTION PLAN
                       1998 NON-OFFICER STOCK OPTION PLAN
                            (Full title of the plans)


                                 TIMOTHY J. REPP
                             CHIEF FINANCIAL OFFICER
                                    SBE, INC.
                             4550 NORRIS CANYON ROAD
                               SAN RAMON, CA 94583
                                 (925) 355-2000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                   Copies to:
                          Christopher A. Westover, Esq.
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                             San Francisco, CA 94111
                                 (415) 693-2000


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


                                   CALCULATION OF REGISTRATION FEE
====================================================================================================

    TITLE OF                                PROPOSED MAXIMUM    PROPOSED MAXIMUM
SECURITIES TO BE           AMOUNT TO BE      OFFERING PRICE        AGGREGATE           AMOUNT OF
   REGISTERED              REGISTERED (1)     PER SHARE (2)    OFFERING PRICE (2)   REGISTRATION FEE
------------------------   -------------    ----------------   -----------------    ----------------
Stock Options and Common   300,000 shares   $           2.61   $         783,000    $         206.71
Stock (par value $.001)
====================================================================================================

(1) This registration statement is intended to cover the offering of up to 150,000 shares of the Registrant's Common Stock pursuant to its 1996 Stock Option Plan, as amended (the "Plan") and up to 150,000 shares of the Registrant's Common Stock pursuant to its 1998 Non-Officer Stock Option Plan, as amended (the "Non-Officer Plan"). This registration statement shall also cover any additional shares of Common Stock which become issuable under the Plan or Non-Officer Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on June 15, 2001 as reported on the Nasdaq National Market.

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                    INCORPORATION BY REFERENCE OF CONTENTS OF
    REGISTRATION STATEMENT ON FORM S-8 NOS. 33-45998, POS 33-45998, 333-63377,
                       333-65767, 333-32896 AND 333-43532.

     The contents of Registration Statements on Form S-8 Nos. 33-45998, POS 33-45998, 333-63377, 333-65767, 333-32896 and 333-43532 filed with the
Securities and Exchange Commission on February 26, 1992, August 19, 1998, September 15, 1998, October 16, 1998, March 21, 2000 and August 11, 2000,
respectively,  are  incorporated  by  reference  herein.

                                    EXHIBITS

EXHIBIT
NUMBER
======
5.1      Opinion  of  Cooley  Godward  LLP.

23.1     Consent  of  PricewaterhouseCoopers  LLP,  Independent  Auditors.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1     Power  of  Attorney  is  contained  on  the  signature  pages.

99.1     1996  Stock  Option  Plan,  as  amended  through  January  8,  2001.

99.2     1998  Non-Officer  Stock  Option Plan, as amended through May 22, 2001.

99.3 Form of Incentive and Nonstatutory Stock Option Agreements used in connection with the 1996 Stock Option Plan.

99.4 Form of Stock Option Agreement and Grant Notice used in connection with the 1998 Non-Officer Stock Option Plan.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on June 18, 2001.


                                   SBE,  INC.


                                   By:  /s/Timothy  J.  Repp
                                        ----------------------
                                         Timothy  J.  Repp

                                   Title:  Vice President, Finance, Chief
                                           Financial Officer and Secretary


                               POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye, Jr. and Timothy J. Repp and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                      DATE

 /s/  William  B.  Heye,  Jr.
-----------------------------
William  B.  Heye,  Jr.           President, Chief Executive       June 18, 2001
                                  Officer and Director
                                  (Principal Executive Officer)

 /s/  Timothy  J.  Repp
-----------------------
Timothy  J.  Repp                 Vice President, Finance, Chief   June 18, 2001
                                  Financial Officer and Secretary
                                  (Principal Financial and
                                   Accounting Officer)

 /s/  Raimon  L.  Conlisk
-------------------------
Raimon  L.  Conlisk               Director                         June 18, 2001


 /s/  Ronald  J.  Ritchie
-------------------------
Ronald  J.  Ritchie               Director                         June 18, 2001


 /s/  Randall  L-W.  Caudill
----------------------------
Randall  L-W.  Caudill            Director                         June 18, 2001

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                                  EXHIBIT INDEX

EXHIBIT       DESCRIPTION                                                   PAGE

5.1           Opinion of Cooley Godward LLP.                                   6

23.1          Consent of PricewaterhouseCoopers LLP, Independent Auditors.     7

23.2          Consent of Cooley Godward LLP is contained in Exhibit 5.1
              to this Registration Statement.                                  6

24.1          Power of Attorney is contained on the signature page             4

99.1          1996 Stock Option Plan, as amended through January 8, 2001.      8

99.2          1998 Non-Officer Stock Option Plan, as amended through
              May 22, 2001.                                                   30

99.3          Form of Incentive and Nonstatutory Stock Option Agreements
              used in connection with the 1996 Stock Option Plan.             40

99.4          Form of Stock Option Agreement and Grant Notice used in
              connection with the 1998 Non-Officer Stock Option Plan.         44



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